UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2005

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, we amended our Compensation Plan For Nonemployee Directors (the "Compensation Plan") effective retrospectively as of January 1, 2005. Under the Compensation Plan our nonemployee directors may defer payment of part of their compensation into a deferred cash account or deferred stock account. The amendment changes the elections that participants in the Compensation Plan have regarding the timing and manner in which deferred cash accounts may be distributed to them. Specifically, prior to the amendment participants in the Compensation Plan were permitted to elect to have distributions of deferred cash accounts begin upon the occurrence of any event they specified. Further, participants were permitted to customize the manner in which distributions of deferred cash accounts would be made to them. The amendment restricts the flexibility participants have regarding these items. Participants must now specify a time upon which distributions will begin to be made (i.e. on a specific date, upon the termination of their service on our Board or on the January 1st which is subsequent to the termination of their service on our Board). Participants must also elect from among three choices the exact manner in which distributions of deferred cash accounts will be made to them (i.e. a lump sum payment, quarterly installments over a specific number of years or quarterly installments of a specified amount). In addition to these changes, the amendment also will further restrict the ability of participants in the Compensation Plan to amend their distribution elections regarding their deferred cash accounts beginning in calendar year 2007. Beginning in that year any amendment submitted by a participant will not be effective for 12 months and will be required to delay any payment at least 5 years from the date payment otherwise would have been made. The amendment to the Compensation Plan is necessary to comply with new regulations promulgated under IRC 409A. Attached as Exhibit 10.a is a copy of the First Amendment to the the Compensation Plan For Nonemployee Directors of ADC Telecommunications, Inc. (2004 Restatement), which is incorporated herein by reference.

On November 18, 2005, we adopted the ADC Management Incentive Plan for Fiscal Year 2006 (the "MIP Plan"). The MIP Plan provides a direct financial incentive for eligible ADC employees to make a significant contribution to our established financial goals. No awards will be made under the MIP Plan unless we achieve an established level of proforma operating income in our fiscal year 2006. Further, depending upon the geographic region and business in which a participant works, the financial factors used to measure the award the participant may receive under the Plan will vary. Key factors to measure regional and business unit success may include net sales, proforma operating income, cash conversion cycles, global contribution margin and inventory turns. Attached as Exhibit 10.b is a copy of the MIP Plan, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.a: First Amendment to the the Compensation Plan For Nonemployee Directors of ADC Telecommunications, Inc. (2004 Restatement)

Exhibit 10.b: Management Incentive Plan for Fiscal Year 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

November 22, 2005	By:	Gokul V. Hemmady

Name: Gokul V. Hemmady
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.a	First Amendment of Compensation Plan for Nonemployee directors of ADC Telecommunications, Inc. (2004 Restatement)
10.b	Management Incentive Plan for Fiscal Year 2006